Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-110019, Form S-8 No. 333-56038 and Form S-8 No. 333-87411)
pertaining to the Unisys Savings Plan of Unisys Corporation of our report dated June 4, 2004, with respect to the financial statements and schedule of the Unisys Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                      /s/  Ernst & Young LLP

Philadelphia, Pennsylvania
June 23, 2004